$20,000,000
           9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2003

                     DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                             PURCHASE AGREEMENT

                                                        EXECUTION COPY
                                                    New York, New York
                                                    September 22, 1995

     FORUM CAPITAL MARKETS L.P.
     53 Forest Avenue
     Old Greenwich, Connecticut 06870

     Ladies and Gentlemen:

               Diagnostic/Retrieval Systems, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Forum Capital Markets L.P. (the "Initial Purchaser") $20,000,000 principal amount of its 9% Senior Subordinated Convertible Debentures due 2003 (the "Debentures") to be issued pursuant to the provisions of an indenture dated as of the date hereof (the "Indenture") between the Company and The Trust Company of New Jersey, as trustee (the "Trustee"). Such $20,000,000 aggregate principal amount of Debentures are hereafter referred to as the "Firm Debentures." Upon the request of the Initial Purchaser, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Initial Purchaser up to an additional $5,000,000 aggregate principal amount of Debentures for the purpose of covering over-allotments, if any. Such $5,000,000 aggregate principal amount of Debentures are hereinafter referred to as the "Option Debentures." The Firm Debentures and Option Debentures collectively constitute all of the Debentures. The Company hereby confirms its agreement with the Initial Purchaser with respect to the sale by the Company and the purchase by the Initial Purchaser of the Debentures. The shares of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Debentures are hereinafter referred to as the "Underlying Stock."

               The Debentures will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering circular dated September 11, 1995 as amended by a Supplement to the Preliminary Offering Circular dated September 14, 1995 (such preliminary offering circular , as amended, being hereinafter referred to as the "Preliminary Offering Circular"), and a final offering circular dated September 22, 1995 (such offering circular being hereinafter referred to as the "Offering Circular"), setting forth information regarding the Company, the Debentures and the Underlying Stock. Unless stated to the contrary, all references herein to the Offering Circular are to the Offering Circular at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offering and sale of the Debentures.

               Holders (including subsequent transferees) of the Debentures will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), dated concurrently herewith. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover public resales of the Debentures and the Underlying Stock by the Holders thereof.

               Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Circular. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable.

               1.   Representations and Warranties of the Company.
     The Company represents and warrants to, and agrees with, the Initial Purchaser of the date hereof, and as of the Closing Date and each Option Closing Date (as defined in Section 2(b) hereof), if any, as follows:

               (a) The Offering Circular, as of its date, together with each amendment or supplement thereto, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. The Offering Circular does not, and at the Closing Date and any Option Closing Date will not, and any amendment or supplement thereto, if any, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchaser's Information"). The parties acknowledge and agree that the Initial Purchaser's Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Initial Purchaser, the legend concerning over-allotment and trading activities of affiliates on the inside front cover page and the paragraphs under the caption "Plan of Distribution" in the Offering Circular. The Company is subject to Section 13 or 15(d) of the Exchange Act.

               (b) The Company and each of its direct and indirect corporate subsidiaries wherein are listed on Schedule I hereto (collectively, the "Corporate Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Laurel Technologies (the "Partnership," and together with the Corporate Subsidiaries, the "Subsidiaries") is a partnership which has been duly organized under the laws of the State of Pennsylvania. Each of the Company and the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation (or with respect to the Partnership, as a foreign partnership) in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company owns, either directly or through other Subsidiaries, one hundred percent (100%) of the outstanding capital stock of each Corporate Subsidiary, and the Company owns an eighty percent (80%) general partnership interest in the Partnership, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Corporate Subsidiaries has been validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate, partnership and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Offering Circular except for such authorizations, approvals, orders, licenses, certificates, franchises and permits the failure to obtain which would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations except where failure to so comply would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (c) The Company had an authorized capitalization as of the period indicated therein as set forth in the Offering Circular and will have the adjusted capitalization as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the Indenture, as set forth in the Offering Circular and, with respect to the Partnership, its partnership agreement. The Debentures and the Company's Capital Stock conform in all material respects to all statements with respect thereto contained in the Offering Circular. All issued and outstanding shares of capital stock or other securities evidencing equity ownership of each of the Company or any of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries. The Debentures will be issued pursuant to the terms and conditions of the Indenture, and the Indenture and the Registration Rights Agreement will each conform to the description thereof contained in the Offering Circular. At the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Debentures will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Debentures the shares of Common Stock issuable upon such conversion. The Debentures and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken for the authorization, issue and sale of the Debentures and the Underlying Stock has been duly and validly taken; and the certificates representing the Debentures and the Underlying Stock will be in due and proper form. Upon the issuance and delivery pursuant to the terms of this Agreement and the Indenture of the Debentures to be sold by the Company hereunder and thereunder, the Initial Purchaser will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

               (d) The consolidated historical financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Preliminary Offering Circular and the Offering Circular fairly present the financial position, income, changes in stockholders' equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and such historical financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved; the pro forma financial information included in each Preliminary Offering Circular and the Offering Circular presents fairly the information shown therein in accordance with Article 11 of Regulation S-X. Except as described in the Offering Circular, there has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business prospects, or results of operations of the Company or any of the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Offering Circular and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Circular. Financial information set forth in the Offering Circular under the headings "SUMMARY CONSOLIDATED FINANCIAL DATA," "SELECTED CONSOLIDATED FINANCIAL DATA," "CAPITALIZATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" fairly present, on the basis stated in the Offering Circular, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Offering Circular.

               (e) Each of the Company and the Subsidiaries has filed all material tax returns required to be filed by it in any jurisdiction, other than those filings being contested in good faith, and has paid all material federal, state, local and foreign taxes shown to be due on such returns or claimed to be due from such entities, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith, in either case, for which the Company is liable, and has established adequate reserves in the Company's financial statements (in accordance with generally accepted accounting principles) for such taxes which are not due and payable and
     (iii) does not have any material tax deficiency or claims outstanding, proposed or assessed against it.

               (f) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Initial Purchaser in connection with (i) the issuance by the Company of the Debentures or the Underlying Stock, (ii) the purchase by the Initial Purchaser of the Debentures from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement or the Indenture.

               (g) Each of the Company and the Subsidiaries maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk companies engaged in similar businesses as the Company and the Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies).

               (h) There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against, or involving the properties or businesses of, the Company or any of the Subsidiaries which
     (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement, the Indenture, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement, the Indenture or the Registration Rights Agreement or (ii) would have a Material Adverse Effect.

               (i) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Debentures and the Underlying Stock upon conversion of the Debentures, to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions provided for in such agreements; and this Agreement has been duly and properly authorized, executed and delivered by the Company and when the Company has duly executed and delivered the Registration Rights Agreement and the Indenture and (assuming the due execution and delivery therein by the Initial Purchasers) will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and
     (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Agreement may be limited by federal or state securities laws on public policy relating thereto. None of the Company's issue and sale of the Debentures and the Underlying Stock upon the conversion of the Debentures, the execution or delivery of this Agreement, the Indenture and the Registration Rights Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Subsidiaries of their businesses as described in the Offering Circular or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation, by-laws or partnership agreement of the Company or any of the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is or may be bound or to which its properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties except, in the case of clauses (ii) and (iii), such defaults, impositions and violations that would not have a Material Adverse Effect.

               (j) No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance of this Agreement, the Indenture, the Registration Rights Agreement or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws.

               (k) Subsequent to the respective dates as of which information is set forth in the Offering Circular, and except as may otherwise be indicated or contemplated herein or therein, unless the Company has notified the Initial Purchaser in writing otherwise, neither the Company nor any of the Subsidiaries has
     (i) issued any securities (other than upon exercise of options outstanding on the date hereof pursuant to the Company's 1981 Incentive Stock Option Plan, 1981 Non-Qualified Stock Option Plan and 1991 Stock Option Plan or upon conversion of the 8 1/2% Convertible Subordinated Debentures due August, 1998 (the "1998 Debentures")), or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any material change in the capital stock (excluding changes contemplated by clause (i) hereof) or any Material Adverse Change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operation of the Company or any of the Subsidiaries.

               (l) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation, by-laws or partnership agreement, as applicable, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (ii) or (iii) as would not have a Material Adverse Effect.

               (m) The Company believes that each of the Company and the Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

               (n) Except as identified on Schedule II attached hereto, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan" an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as identified on Schedule I attached hereto, neither the Company nor any of the Subsidiaries maintains or contributes to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
     Section 4975 of the Code which could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

               (o) Neither the Company or any of the Subsidiaries, nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures or otherwise.

               (p) Each of the Company and the Subsidiaries (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and the Subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

               (q) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business, in each case, except as disclosed in the Offering Circular, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions that would have a Material Adverse Effect.

               (r) KPMG Peat Marwick LLP are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

               (s) The Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and the Debentures are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("Portal") Market. The Common Stock is listed on the American Stock Exchange.

               (t) Other than payments required or allowed by applicable law of the United States, neither the Company nor any of the Subsidiaries has, nor to the knowledge of the Company, has any officer, director or employee of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Securities Act of 1977, as amended.

               (u) Except as set forth in the Offering Circular, no officer, director or 5% or greater stockholder of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) a material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (B) purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or (ii) a material beneficiary interest in any contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected. Except as set forth in the Offering Circular or under the heading "Certain Relationships and Related Transactions" in the Company's Proxy Statement for the Annual Meeting of Stockholders on August 8, 1995, which is incorporated by reference in the Offering Circular, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of the Subsidiaries and any such officer, director, 5% or greater stockholder, "affiliate" or "associate." For the purpose of this subsection (u), interests which may be excluded from disclosure pursuant to the instructions to items of Regulation S-K shall be deemed to be per se not material.

               (v) The minute books of each of the Company and the Subsidiaries have been made available to the Initial Purchaser, contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

               (w) Neither the Company nor any of the Subsidiaries has been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"). To the best of the Company's knowledge, the Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the best of the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries.

               (x) The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (y) None of the proceeds of the sale of the Debentures will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Debentures to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

               (z) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act.

               (aa) None of the Company, any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company and any other person acting on its or their behalf has engaged, in connection with the offering of the Debentures, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

               (bb) Assuming the accuracy of the Initial Purchaser's representations in Section 2(c) hereof and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures and the offer, resale and delivery of the Debentures in the manner contemplated by this Agreement and the Offering Circular, to register the Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

               (cc) Liens (as defined in the Indenture) existing on the date hereof which secure Senior Indebtedness (as defined in the Indenture) do not individually or in the aggregate exceed $1,000,000.

               2.   Purchase by the Initial Purchaser.

               (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Firm Debentures at a purchase price equal to 95% of the principal amount thereof.

               (b) In addition, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Initial Purchaser to purchase any or all of the Option Debentures at a price equal to 95% of the principal amount thereof plus accrued interest from the Closing Date to the applicable Option Closing Date. Such option will expire 45 days after the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Debentures upon notice by the Initial Purchaser to the Company setting forth the aggregate principal amount of Option Debentures as to which the Initial Purchaser is then exercising the option and the time and date of delivery and payment therefor. Any such time and date of delivery and payment (an "Option Closing Date") shall be determined by the Initial Purchaser, but shall not be later than five full business days after the exercise of such option unless otherwise agreed by the Company and the Initial Purchaser.

               (c) The Initial Purchaser has advised the Company that it is its intention, as promptly as it deems appropriate after the Company shall have furnished the Initial Purchaser with copies of the Offering Circular, to resell the Debentures pursuant to the procedures and upon the terms set forth in the Offering Circular, including not to solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Initial Purchaser warrants and agrees with the Company that it has solicited and will solicit offers (the "Exempt Resales") for Debentures only from, and will offer Debentures only to, persons that it reasonably believes to be (i) QIBs in transactions that meet the requirements for an exemption from the registration requirements of the Securities Act under Rule 144A or (ii) to a limited number of Institutional Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A of the Offering Circular. The QIBs and the Institutional Accredited Investors are referred to herein as "Eligible Purchasers." The Initial Purchaser represents and warrants that it is an Institutional Accredited Investor with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Debentures, and is acquiring its interest in the Debentures not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Securities Act and that neither it, nor anyone acting on its behalf, will offer the Debentures so as to bring the issuance and sale of the Debentures within the provisions of
     Section 5 of the Securities Act. The Initial Purchaser further represents and warrants that it is not a pension or welfare plan (as defined in Section 3 of ERISA) and is not acquiring the Debentures on behalf of a pension or welfare plan. The Company acknowledges and agrees that the Initial Purchaser may sell Debentures to any affiliate of the Initial Purchaser and any such affiliate may sell Debentures purchased by it to the Initial Purchaser. The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Debentures purchased from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Offering Circular (and any amendment thereof or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, the Initial Purchaser agrees and understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(b) and (c) hereof, counsel to the Company and to the Initial Purchaser, respectively, may rely upon the accuracy and truth of the foregoing representations, warranties and covenants in this Section 2 and the Initial Purchaser hereby consents to such reliance.

               (d) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Debentures including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising except pursuant to a registered public offering as provided in the Registration Rights Agreement.

               (e) The Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Debentures only from, and will offer to sell the Debentures only to, Eligible Purchasers.

               3. Delivery of and Payment for the Debentures. Delivery of, and payment for, the Firm Debentures shall be made at 10:00 A.M., New York City time, on September 29, 1995, or at such other date or time, not later than five full business days thereafter, as shall be agreed by the Initial Purchaser and the Company (such date and time being referred to herein as the "Closing Date"). Delivery of, and payment for, the Firm Debentures and the Option Debentures shall be made at the offices of Kelley Drye & Warren, New York, New York, or any such other place as shall be agreed by the Initial Purchaser and the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser certificates for the Firm Debentures against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. On each Option Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser certificates for the Option Debentures purchased thereat against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. Upon delivery, the Debentures shall be in global form, in such denominations and registered in such names, or otherwise, as the Initial Purchaser shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Debentures available for inspection by the Initial Purchaser in New York, New York, not later than one full business day prior to the Closing Date.

               4.   Covenants and Agreements of the Company.  The
     Company covenants and agrees with the Initial Purchaser as follows:

               (a) during the period ending 90 days after the date hereof to advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular, of the suspension of the qualification of the Debentures for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Circular or of the Offering Circular or suspending any such qualification and, if any such suspension is issued, to use its reasonable best effort to obtain the lifting thereof at the earliest possible time;

               (b) to furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular (and of any amendments or supplements thereto) as may be reasonably requested; to furnish to the Initial Purchaser on the date hereof a copy of the independent accountants' report included in the Offering Circular signed by the accountants rendering such report; and the Company hereby consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, in connection with Exempt Resales of the Debentures;

               (c) if the delivery of the Offering Circular is required at any time in connection with the sale of the Debentures and if at such time any events shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Circular is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Circular in order to comply with any law, to notify the Initial Purchaser immediately thereof, and to promptly prepare and furnish to the Initial Purchaser an amended Offering Circular or a supplement to the Offering Circular so that statements in the Offering Circular, as so amended or supplemented, will not, in light of the circumstances under which they were made when it is so delivered, be misleading, or so that the Offering Circular will comply with applicable law. The Initial Purchaser's delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 5 hereof;

               (d) during the five-year period following the Closing Date, provided any of the Debentures remain outstanding, to furnish to the Initial Purchaser all public reports and all reports, documents, information and financial statements furnished by the Company to the Commission pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

               (e) during the three-year period following the Closing Date, for so long as and at any time that it is not subject to
     Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Debentures, to furnish to such holder, and to any prospective purchaser or purchasers of the Debentures designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Debentures, and prospective purchasers of the Debentures designated by such holders;

               (f) to use the proceeds from the sale of the Debentures in the manner described in the Offering Circular under the caption "Use of Proceeds";

               (g) in connection with the offering of the Debentures, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchaser;

               (h) to use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Debentures;

               (i) except following the effectiveness of the Shelf Registration Statement, to not authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

               (j) to not, and to use its reasonable best efforts to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act;

               (k) to not, so long as the Debentures are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

               (l) to cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify the Debentures for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Debentures; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject;

               (m) to use its reasonable best efforts to comply with the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Debentures for "book-entry" transfers;

               (n) in connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Debentures, to not and use its reasonable best efforts to not permit any affiliated purchasers (as defined in Rule 10b-6 under the Exchange Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Debentures, or attempt to induce any person to purchase any Debentures; and to not and use its reasonable best efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Debentures;

               (o) prior to the Closing Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law;

               (p) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture; and

               (q) to not take any action prior to the Closing Date which in the Company's reasonable judgment would require the Offering Circular to be amended or supplemented pursuant to
     Section 4(c) hereof.

               (r) to maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

               (s) for a period of five (5) years from the date hereof, to use its best efforts to maintain the PORTAL (or after the Shelf Registration Statement, Nasdaq Stock Market listing) listing of the Debentures), to the extent outstanding, and the American Stock Exchange (or New York Stock Exchange or Nasdaq Stock Market) listing of the Common Stock.

               5.   Payment of Expenses.

               (a) The Company hereby agrees to pay all of the following expenses and fees incident to the performance of the obligations of the Company under this Agreement, the Indenture and the Registration Rights Agreement, including, regardless of whether any sale of the Debentures to the Initial Purchaser is consummated (subject to paragraph (b) below): (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Debentures, (iv) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (v) fees and expenses of the transfer agent and registrar, (vi) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Debentures and (vii) the fees payable to the NASD and, if any, the American Stock Exchange incurred in connection with the listing of the Debentures and the Underlying Stock for trading in the PORTAL Market and the American Stock Exchange, respectively and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section. In addition, at the Closing the Company will pay or reimburse up to $100,000 of the Initial Purchaser's reasonable and accountable out-of-pocket expenses, including but not limited to legal (including all Blue Sky counsel fees and expenses), travel, printing, roadshow (excluding lodging and travel expenses of the Initial Purchaser's personnel in connection with the roadshow which shall be the obligation of the Initial Purchaser) expenses, in connection with the offering, purchase and sale of the Debenture. The Company shall not be responsible for any promotional or tombstone expenses, if any, related to the Offering, purchase and sale of the Debentures. It is understood, however, that except as provided in this Section, Section 7 and
     Section 9 hereof or as otherwise agreed, the Initial Purchaser will pay all of its own costs and expenses, incurred by it in the performance of this Agreement.

               (b) If this Agreement is terminated for any reason, the Company shall reimburse and indemnify the Initial Purchaser for its actual accountable out-of-pocket expenses, up to $50,000, less any amounts already paid pursuant to Section 5(a) hereof. Such expenses shall be paid by credit against the advance provided above in Section 5(a).

               6. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

               (a) The Initial Purchaser shall not have advised the Company that the Offering Circular, or any supplement or amendment thereto, contains an untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on either the Closing Date or the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

               (b) On or prior to the Closing Date, the Initial Purchaser shall have received from Kelley Drye & Warren such opinion or opinions with respect to the organization of the Company, the validity of the Debentures, the Underlying Stock, the Offering Circular and other related matters as the Initial Purchaser may request and Kelley Drye & Warren shall have received such papers and information as they request to enable it to pass upon such matters.

               (c) At Closing Date, the Initial Purchaser shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, dated the Closing Date, addressed to the Initial Purchaser and in form and substance reasonably satisfactory to Kelley Drye & Warren, with respect to matters customarily covered in opinions of counsel in like transactions.

               (d) Skadden, Arps, Slate, Meagher & Flom shall state in the opinion letter contemplated by Section 6(c) that such counsel has participated in conferences with officers and other representatives of each of the Company and the Subsidiaries and representatives of the independent public accountants for the Company and the Subsidiaries and the Initial Purchaser, at which conferences the contents of the Offering Circular and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which has lead them to believe that the Offering Circular, as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information and other financial, statistical or accounting data included the Offering Circular or excluded therefrom);

               (e) On or prior to the Closing Date, Kelley Drye & Warren shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

               (f) Prior to the Closing Date: (i) there shall have been no material adverse change involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Offering Circular; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Offering Circular which is materially adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any material outstanding indebtedness; (iv) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Offering Circular; (v) no action, suit or proceeding, at law or in equity, shall have been pending or. to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Offering Circular; and (vi) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state regulatory authority.

               (g) At the Closing Date, the Initial Purchaser shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the Closing Date, to the effect that each of such persons has carefully examined the Offering Circular, this Agreement and the Indenture, and that:

                    i) the representations and warranties of the
               Company in this Agreement, the Indenture and the Registration Rights Agreement are true and correct, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement, the Indenture and the Registration Rights Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                    ii) no stop order suspending the qualification or
               exemption from qualification of the Debentures shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

                    iii) since the date of the most recent financial
               statements included in the Offering Circular, there has been no material adverse change in the condition, financial or otherwise business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole, except as set forth in the Offering Circular;

                    iv) none of the Offering Circular or any such
               amendment or supplement includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                    v) subsequent to the respective dates as of which
               information is given in the Offering Circular: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Offering Circular; (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business, except as disclosed in the Offering Circular; (d) there has not been any material change in the capital stock (other than pursuant to the Company's 1981 Incentive Stock Option Plan, 1981 Non-Qualified Stock Option Plan or 1991 Stock Option Plan or upon conversion of the 1998 Debentures); (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; and (f) there is no litigation which is pending or to the best of the Company's knowledge threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which would have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Offering Circular which has not been set forth.

               (h) On or before the date hereof the Initial Purchaser shall have received a letter, dated such date, addressed to the Initial Purchaser in form and substance satisfactory in all respects to the Initial Purchaser and Kelley Drye & Warren, from KPMG Peat Marwick LLP:

                    i) confirming that they are independent certified
               public accountants with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable Rules and Regulations;

                    ii) stating that it is their opinion that the
               consolidated financial statements and supporting schedules of the Company and the Subsidiaries included in the Offering Circular or incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act; and

                    iii) stating that they have compared specific
               dollar amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Offering Circular in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement.

               (i) At the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received from KPMG Peat Marwick LLP a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (h) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date or such Option Closing Date, as the case may be, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (h) of this Section 6 with respect to certain amounts, percentages and financial information as specified by the Initial Purchaser and deemed to be a part of the Offering Circular and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii).

               (j) On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Initial Purchaser the appropriate principal amount of Debentures.

               (k) The Securities shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

               (l) Trading in the Common Stock shall not have been suspended by the American Stock Exchange at any time after September 1, 1995.

               (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or the delivery of the Debentures on the terms and in the manner contemplated in the Offering Circular.

               (n) The Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement on the date of this Agreement.

               (o) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Debentures shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

               (p) If any event shall have occurred that requires the Company under Section 4(c) hereof to prepare an amendment or supplement to the Offering Circular, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Initial Purchaser.

               (q) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Securities Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Debentures as contemplated hereby.

               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial
     Purchaser.

               If any condition to the Initial Purchaser's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Initial Purchaser may terminate this Agreement or, if the Initial Purchaser so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               7.   Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Initial Purchaser (for purposes of this Section 7, "Initial Purchaser" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls the Initial Purchaser ("controlling person") within the meaning of
     Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which the Initial Purchaser or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with Initial Purchaser Information and provided, further, that the Company shall not be liable to the Initial Purchaser under the indemnity agreement in this subsection (a)
     (i) with respect to any Preliminary Offering Circular to the extent that any such loss, liability, claim, damage or expense of the Initial Purchaser arises out of a sale of the Debentures by such Purchaser to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Circular (or of the Offering Circular as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser a reasonable time in advance and the loss, liability, claim, damage or expense of Purchaser results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Circular which was corrected in the Offering Circular (or the Offering Circular as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by the Initial Purchaser, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the Initial Purchaser. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

               (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser but only with respect to statements or omissions, if any, made in any Preliminary Offering Circular or the Offering Circular or any amendment thereof or supplement thereto, with written information furnished to the Company with respect to the Initial Purchaser by the Initial Purchaser expressly for use in such Preliminary Offering Circular or the Offering Circular or any amendment thereof or supplement thereto. The Company acknowledges that the Initial Purchaser Information constitutes the only information furnished in writing by or on behalf of the Initial Purchaser expressly for use in any Preliminary Offering Circular or the Offering Circular.

               (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this paragraph (a) or (b) of Section 7 unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

               (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures (before deducting expenses) bear to the total discounts received by the Initial Purchaser hereunder, in each case as set forth in the table on the Cover Page of the Offering Circular. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the discount applicable to the Debentures purchased by the Initial Purchaser hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

               8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, as the case may be, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 9 and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Debentures to the Initial Purchaser.

               9.   Termination.

               (a) Subject to subsection (b) of this Section 9, the Initial Purchaser shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has disrupted, or in the Initial Purchaser's opinion will in the immediate future disrupt the financial markets, or
     (ii) if any adverse change in the financial markets shall have occurred or (iii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or
     (vii) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Initial Purchaser's opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Initial Purchaser's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Debentures.

               (b) If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 9(a) or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Initial Purchaser, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, 9 or 10 hereof), then the Company shall promptly reimburse and indemnify the Initial Purchaser for all of its out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchaser (less amounts previously paid pursuant to Section 5). If the amount previously paid pursuant to Section 5(a) above exceeds the Initial Purchaser's out-of-pocket expenses, the Initial Purchaser shall refund such excess to the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

               10. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Initial Purchaser may, at its option, by notice from the Initial Purchaser to the Company, terminate the Initial Purchaser's obligation to purchase Option Debentures from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 9 hereof. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

               11. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to it at Forum Capital Markets L.P., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Mr. Keith Hartley, with a copy to Kelley Drye & Warren, 2 Stamford Plaza, Stamford, Connecticut 06901, Attention: Jay R. Schifferli, Esq. Notices to the Company shall be directed to the Company at 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: President, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention: Mark Kaplan, Esq.

               12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Initial Purchaser, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Debentures from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

               13. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

               14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

               15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Initial Purchaser and the Company.

               If the foregoing correctly sets forth the understanding between the Initial Purchaser and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                      Very truly yours,

                                      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                                      By: /s/ Mark S. Newman
                                          -------------------------------
                                           Name:  Mark S. Newman
                                           Title: Chief Executive Officer and
                                                  President

     Confirmed and accepted as of
       the date first above written.

     FORUM CAPITAL MARKETS L.P.

     By: /s/ Michael F. McNulty
         ----------------------------
         Name:  Michael F. McNulty
         Title: Managing Director




                                                            SCHEDULE I

        CORPORATE SUBSIDIARIES OF DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

               Subsidiary

               Precision Echo, Inc.

               Photronics Corp.

               Technology Applications & Service Company

               DRS Systems Management Corporation

               Ahead Technology, Inc.

               OMI Acquisition Corp.


                                                           SCHEDULE II

                     DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                               BENEFIT PLANS

     DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
     CORPORATE HEADQUARTERS & DRS MILITARY SYSTEMS Diagnostic/Retrieval Systems, Inc. Group Medical/Dental Plan US Healthcare Patriot V. HMO Plan
     Diagnostic/Retrieval Systems, Inc. Group Life Insurance Plan
     (includes AD&D)
     Diagnostic/Retrieval Systems, Inc. Long Term Disability Plan DRS Retirement/Savings Plan (401K)
     Diagnostic/Retrieval Systems, Inc. Reimbursement Account Plan
     (IRC 125)
     Short Term Disability Insurance provided by NJ State plan

     PRECISION ECHO, INC.
     Diagnostic/Retrieval Systems, Inc. Group Medical/Dental Plan Kaiser Permanente HMO Plan
     Diagnostic/Retrieval Systems, Inc. Group Life Insurance Plan
     (includes AD&D)
     Precision Echo, Inc. Long Term Disability Plan
     DRS Retirement/Savings Plan (401K)
     Diagnostic/Retrieval Systems, Inc. Reimbursement Account Plan
     (IRC 125)
     Short Term Disability Insurance provided by CA State plan

     PHOTRONICS CORP.
     Diagnostic/Retrieval Systems, Inc. Group Medical/Dental Plan
     Diagnostic/Retrieval Systems, Inc. Group Life Insurance Plan
     (includes AD&D)
     Photronics Corp. Short Term Disability Plan
     Photronics Corp. Long Term Disability Plan
     DRS Retirement/Savings Plan (401K)
     Diagnostic/Retrieval Systems, Inc. Reimbursement Account Plan
     (IRC 125)

     TECHNOLOGY APPLICATIONS & SERVICE CO.
     Great West Life PPO Plan (Maryland Office)
     Optima Senters Access Health Plan (Virginia Office)
     Kaiser Permanente HMO Plan (California Office)
     Technology Applications & Service Co. Life Insurance Plan
     (includes AD&D)
     Technology Applications & Service Co. Short Term Disability Plan Technology Applications & Service Co. Long Term Disability Plan DRS Retirement/Savings Plan (401K)
     TAS Employee Savings Plan (Predecessor organization's 401K in termination process)
     Flexible Benefits Account Plan

     LAUREL TECHNOLOGIES
     Blue Cross CPE Plan (Medical)
     Laurel Technologies Group Life Insurance Plan
     Laurel Technologies Short Term Disability Plan
     Laurel Technologies Long Term Disability Plan
     DRS Retirement/Savings Plan (401K)

     OMI
     Prudential HMO Plan
     PruCare Plus Plan
     Prudential DMO Plan
     OMI Group Life Insurance Plan (includes AD&D)
     OMI Short Term Disability Plan
     OMI Long Term Disability Plan